UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 27, 2013

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 27, 2013, China BAK Battery, Inc. (the “Company”) held the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in Shenzhen, China. Holders of the Company’s common stock at the close of business on August 12, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 12,619,597 outstanding shares of common stock entitled to vote. A total of 8,825,674 shares of common stock (69.9%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on two proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated August 15, 2013 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve for a one year term until the 2014 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Xiangqian Li	4,411,565	42,813	17,463	4,353,833
Huanyu Mao	4,411,901	42,477	17,463	4,353,833
Chunzhi Zhang	4,412,781	41,597	17,463	4,353,833
Martha C. Agee	4,453,178	1,200	17,463	4,353,833
Jonathan Christopher Paugh	4,452,650	1,728	17,463	4,353,833

Proposal 2: The Company’s stockholders ratified the selection of Crowe Horwath (HK) CPA Limited as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2013. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
8,422,564	315,065	88,045

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: September 30, 2013	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer